Exhibit 99

Accenture Reports Third-Quarter Fiscal 2013 Results

— Revenues increase 1% in U.S. dollars and 3% in local currency, to $7.2 billion —

— EPS of $1.21 include $0.07 in benefits from a reduction in reorganization liabilities. Excluding these benefits, EPS are $1.14 —

— New bookings are $8.3 billion, with consulting bookings of $3.9 billion and outsourcing bookings of $4.4 billion —

— Operating income is $1.14 billion, including a $50 million benefit from a reduction in reorganization liabilities. Excluding the benefit, operating income is $1.09 billion and operating margin is a record 15.2%, an expansion of approximately 40 basis points —

— Company updates business outlook for fiscal 2013 —

NEW YORK; June 27, 2013 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2013, ended May 31, 2013, with net revenues of $7.2 billion, an increase of 1 percent in U.S. dollars and 3 percent in local currency over the same period last year, slightly below the company’s guided range of $7.25 billion to $7.50 billion.

Diluted earnings per share were $1.21, including a benefit of $50 million, or $0.07 per share, from a reduction in reorganization liabilities. Excluding this benefit, diluted earnings per share were $1.14. Reorganization liabilities were established in connection with the company’s transition to a corporate structure in 2001.

Operating income for the quarter increased to $1.14 billion, including the benefit of $50 million from the reduction in reorganization liabilities. Excluding the benefit, operating income increased 3 percent, to $1.09 billion, and operating margin expanded approximately 40 basis points, to 15.2 percent.

New bookings for the quarter were $8.3 billion, with consulting bookings of $3.9 billion and outsourcing bookings of $4.4 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “Our third-quarter results were solid overall, although consulting revenues were below our expectations. We delivered very good profitability, with operating margin expansion and EPS growth reflecting the disciplined management of our business. Quarterly new bookings of $8.3 billion brought us to nearly $25 billion for the first three quarters of the year, which positions us well for the future and demonstrates the relevance of our services and capabilities to the needs of our clients. Our balance sheet remains very strong, with a cash balance of $5.9 billion, and we generated $1.4 billion in free cash flow for the quarter.

“We continue to make targeted investments to further differentiate our industry and technology capabilities, to add new skills, and to seize the opportunities in key growth areas.  With our focused strategy and diverse portfolio of business, we remain confident in our ability to continue to drive profitable growth and deliver value to our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2013 were $7.20 billion, compared with $7.15 billion for the third quarter of fiscal 2012, an increase of 1 percent in U.S. dollars and 3 percent in local currency. Net revenues for the quarter were slightly below the company’s guided range of $7.25 billion to $7.50 billion. The foreign-exchange impact of negative 2.5 percent was consistent with the assumption provided in the company’s second-quarter earnings release.

▪
Consulting net revenues for the quarter were $3.9 billion, a decrease of 2 percent in U.S. dollars and flat in local currency compared with the third quarter of fiscal 2012. Flat growth in consulting revenues in the quarter reflected a lower level of consulting bookings than expected and contracts converting to revenue at a slower rate overall than expected.

▪	Outsourcing net revenues were $3.3 billion, an increase of 4 percent in U.S. dollars and 7 percent in local currency over the third quarter of fiscal 2012.

Diluted EPS for the quarter were $1.21, compared with $1.03 for the third quarter last year, an increase of $0.18. The reorganization benefit had a positive $0.07 impact on EPS in the third quarter of fiscal 2013.  Excluding this benefit, EPS for the quarter were $1.14, an increase of $0.11 from the third quarter last year.

The $0.18 increase in GAAP EPS reflects:

▪	$0.03 from higher revenue and operating results;

▪	$0.02 from a lower share count;

▪	$0.06 from a lower effective tax rate excluding the impact of the reduction in reorganization liabilities; and

▪	$0.07 from a reduction in reorganization liabilities.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 33.9 percent, compared with 33.1 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the third quarter were $1.35 billion, or 18.7 percent of net revenues, compared with $1.31 billion, or 18.3 percent of net revenues, for the third quarter last year.

Operating income for the third quarter was $1.14 billion, or 15.9 percent of net revenues, compared with $1.06 billion, or 14.8 percent of net revenues, for the third quarter of fiscal 2012. Excluding the $50 million reorganization benefit, operating income for the third quarter of fiscal 2013 was $1.09 billion, or 15.2 percent of net revenues, an expansion of approximately 40 basis points from the third quarter of fiscal 2012.

The company’s effective tax rate for the quarter was 23.8 percent. The effective tax rate was impacted by the reorganization benefit, which increased income before income taxes without any increase in income tax expense. Excluding this benefit, the effective tax rate for the third quarter of fiscal 2013 was 24.8 percent, compared with 28.5 percent for the third quarter last year.

Net income for the quarter was $874 million, compared with $763 million for the third quarter last year, and includes the favorable impact from the $50 million reorganization benefit.

Operating cash flow for the quarter was $1.50 billion, and property and equipment additions were $91 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.41 billion. For the same period last year, operating cash flow was $1.22 billion; property and equipment additions were $90 million; and free cash flow was $1.13 billion.

Days services outstanding, or DSOs, were 30 days, compared with 27 days at Aug. 31, 2012 and 30 days at May 31, 2012.

Accenture’s total cash balance at May 31, 2013 was $5.9 billion, compared with $6.6 billion at Aug. 31, 2012.

Utilization for the quarter was 88 percent, compared with 88 percent for the second quarter of fiscal 2013 and 87 percent for the third quarter of fiscal 2012. Attrition for the third quarter of fiscal 2013 was 12 percent, compared with 11 percent for the second quarter of fiscal 2013 and 13 percent for the third quarter of fiscal 2012.

New Bookings

New bookings for the third quarter were $8.3 billion and reflect a negative 3 percent foreign-exchange impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $3.9 billion, or 46 percent of total new bookings.

▪	Outsourcing new bookings were $4.4 billion, or 54 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.43 billion, compared with $1.51 billion for the third quarter of fiscal 2012, a decrease of 5 percent in U.S. dollars and 3 percent in local currency.

▪	Financial Services: $1.57 billion, compared with $1.50 billion for the third quarter of fiscal 2012, an increase of 5 percent in U.S. dollars and 8 percent in local currency.

▪	Health & Public Service: $1.19 billion, compared with $1.09 billion for the third quarter of fiscal 2012, an increase of 9 percent in U.S. dollars and 11 percent in local currency.

▪	Products: $1.72 billion, compared with $1.70 billion for the third quarter of fiscal 2012, an increase of 1 percent in U.S. dollars and 4 percent in local currency.

▪	Resources: $1.28 billion, compared with $1.35 billion for the third quarter of fiscal 2012, a decrease of 5 percent in U.S. dollars and 3 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region were as follows:

▪	Americas: $3.44 billion, compared with $3.23 billion for the third quarter of fiscal 2012, an increase of 7 percent in U.S. dollars and 8 percent in local currency.

▪	Europe, Middle East and Africa (EMEA): $2.78 billion, compared with $2.91 billion for the third quarter of fiscal 2012, a decrease of 4 percent in U.S. dollars and 1 percent in local currency.

▪	Asia Pacific: $975 million, compared with $1.02 billion for the third quarter of fiscal 2012, a decrease of 5 percent in U.S. dollars and flat in local currency.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2013, a semi-annual cash dividend of $0.81 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 12, 2013, and on Accenture SCA Class I common shares to shareholders of record at the close of business on April 9, 2013.

Combined with the semi-annual cash dividend of $0.81 per share paid on Nov. 15, 2012, this brings the total dividend payments for the fiscal year to $1.62 per share, for total cash dividend payments of approximately $1.1 billion.

Share Repurchase Activity

During the third quarter of fiscal 2013, Accenture repurchased or redeemed 7.8 million shares, including 7.1 million shares repurchased in the open market, for a total of $618 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2013 to 19.8 million shares, including 13.3 million shares repurchased in the open market, for a total of $1.4 billion.

Accenture’s total remaining share repurchase authority at May 31, 2013 was approximately $3.0 billion.

At May 31, 2013, Accenture had approximately 688 million total shares outstanding, including 646 million Accenture plc Class A ordinary shares and 42 million Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares.

Business Outlook

Fourth Quarter Fiscal 2013

Accenture expects net revenues for the fourth quarter of fiscal 2013 to be in the range of $6.7 billion to $7.0 billion.  This range assumes a foreign-exchange impact of negative 1 percent compared with the fourth quarter of fiscal 2012.

Full Fiscal Year 2013

The company has updated its revenue outlook for fiscal 2013 and now expects net revenue growth to be in the range of 3 percent to 4 percent in local currency. Accenture previously expected net revenue growth for the year to be in the lower half of the range of 5 percent to 8 percent in local currency.

Accenture’s business outlook for the full 2013 fiscal year now assumes a foreign-exchange impact of negative 1.7 percent compared with fiscal 2012. The company’s previous assumption was negative 1 percent.

The company now expects diluted EPS for fiscal 2013 to be in the range of $4.90 to $4.94, compared with its previous guided range of $4.89 to $4.97. The new range includes $0.72 in benefits related to final determinations of prior-year U.S. federal tax liabilities in the second quarter and the reductions in reorganization liabilities in the second and third quarters, while the previous range included benefits of $0.65 in the second quarter. Excluding these benefits, the company now expects diluted EPS to be in the range of $4.18 to $4.22, compared with its previous guided range of $4.24 to $4.32. The updated ranges for diluted EPS and adjusted EPS reflect the company’s revised foreign-exchange assumption for the year, which reduced both ranges by approximately $0.03.

Accenture now expects operating margin for the full fiscal year to be in the range of 15.2 percent to 15.3 percent, compared with its previous guided range of 14.9 percent to 15.0 percent. The new range includes the estimated full-year positive impact of 100 basis points from the reductions in reorganization liabilities in the second and third quarters, while the previous range included a full-year positive impact of 80 basis points from these benefits.  Excluding the benefits, Accenture now expects operating margin for the full fiscal year to be in the range of 14.2 percent to 14.3 percent, an expansion of 30 to 40 basis points and an increase from its previous guided range of 14.1 percent to 14.2 percent.

The company now expects operating cash flow to be in the range of $3.1 billion to $3.3 billion; continues to expect property and equipment additions to be approximately $400 million; and now expects free cash flow to be in the range of $2.7 billion to $2.9 billion.  The company previously expected operating cash flow to be in the range of $3.2 billion to $3.5 billion and free cash flow to be in the range of $2.8 billion to $3.1 billion.

The company continues to expect to return at least $3.3 billion to its shareholders in fiscal 2013 through dividends and share repurchases.

The company now expects its annual effective tax rate to be in the range of 18.5 percent to 19.5 percent, compared with its previous guided range of 19 percent to 20 percent. Both ranges include an estimated full-year reduction of approximately 7 percentage points from benefits related to final determinations of prior-year U.S. federal tax liabilities in the second quarter and the reductions in reorganization liabilities. Excluding these benefits, Accenture now expects its annual effective tax rate to be in the range of 25.5 percent to 26.5 percent, compared with its previous guided range of 26 percent to 27 percent.

Accenture continues to target new bookings for fiscal 2013 in the range of $31 billion to $34 billion.

Conference Call and Webcast Details

Accenture will host a conference call at 4:30 p.m. EDT today to discuss its third-quarter fiscal 2013 financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 288-0337 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 7:00 p.m. EDT today, Thursday, June 27, and continuing until Thursday, September 26, 2013. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, September 26. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 294684 from 7:00 p.m. EDT today, Thursday, June 27, through Thursday, September 26.

About Accenture

Accenture is a global management consulting, technology services and outsourcing company, with approximately 266,000 people serving clients in more than 120 countries. Combining unparalleled experience, comprehensive capabilities across all industries and business functions, and extensive research on the world’s most successful companies, Accenture collaborates with clients to help them become high-performance businesses and governments.  The company generated net revenues of US$27.9 billion for the fiscal year ended Aug. 31, 2012. Its home page is www.accenture.com.

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, and a significant reduction in such demand could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data or information systems as obligated by law or contract or if the company’s information systems are breached; the company’s results of operations and ability to grow could be materially negatively affected if the company cannot adapt and expand its services and solutions in response to ongoing changes in technology and offerings by new entrants; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; the company’s results of operations could materially suffer if the company is not able to obtain sufficient pricing to enable it to meet its profitability expectations; if the company’s pricing estimates do not accurately anticipate the cost, risk and complexity of the company performing its work or third parties upon whom it relies do not meet their commitments, then the company’s contracts could have delivery inefficiencies and be unprofitable; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company’s business could be materially adversely affected if the company incurs legal liability in connection with providing its services and solutions; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s alliance relationships may not be successful or may change, which could adversely affect the company’s results of operations; outsourcing services and the continued expansion of the company’s other services and solutions into new areas subject the company to different operational risks than its consulting and systems integration services; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; the company has only a limited ability to protect its intellectual property rights, which are important to the company’s success; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; the company might not be successful at identifying, acquiring or integrating businesses or entering into joint ventures; the company’s profitability could suffer if its cost-management strategies are unsuccessful, and the company may not be able to improve its profitability through improvements to cost-management to the degree it has done in the past; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; changes in the company’s level of taxes, and audits, investigations and tax proceedings, or changes in the company’s treatment as an Irish company, could have a material adverse effect on the company’s results of operations and financial condition; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; if the company is unable to collect its receivables or unbilled services, the company’s results of operations, financial condition and cash flows could be adversely affected; the company’s share price and results of operations could fluctuate and be difficult to predict; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
	2013	% of Net Revenues	2012	% of Net Revenues	2013	% of Net Revenues	2012	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$7,198,140	100%	$7,154,690	100%	$21,476,143	100%	$21,026,437	100%
Reimbursements	509,795		486,100		1,393,148		1,463,289
Revenues	7,707,935		7,640,790		22,869,291		22,489,726
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	4,760,121	66.1%	4,783,785	66.9%	14,441,568	67.2%	14,287,626	68.0%
Reimbursable expenses	509,795		486,100		1,393,148		1,463,289
Cost of services	5,269,916		5,269,885		15,834,716		15,750,915
Sales and marketing	886,641	12.3%	854,476	11.9%	2,588,890	12.1%	2,464,291	11.7%
General and administrative costs	458,631	6.4%	455,233	6.4%	1,363,034	6.3%	1,342,064	6.4%
Reorganization (benefits) costs, net	(49,224)	(0.7)%	435	0.0%	(272,526)	(1.3)%	1,258	0.0%
Total operating expenses	6,565,964		6,580,029		19,514,114		19,558,528
OPERATING INCOME	1,141,971	15.9%	1,060,761	14.8%	3,355,177	15.6%	2,931,198	13.9%
Interest income	7,251		11,304		25,877		31,062
Interest expense	(3,588)		(3,497)		(11,778)		(11,875)
Other income (expense), net	951		(2,115)		5,114		7,635
INCOME BEFORE INCOME TAXES	1,146,585	15.9%	1,066,453	14.9%	3,374,390	15.7%	2,958,020	14.1%
Provision for income taxes	272,522		303,622		547,198		769,242
NET INCOME	874,063	12.1%	762,831	10.7%	2,827,192	13.2%	2,188,778	10.4%
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc.	(53,177)		(63,203)		(190,495)		(185,747)
Net income attributable to noncontrolling interests – other (1)	(10,628)		(10,409)		(25,819)		(27,803)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$810,258	11.3%	$689,219	9.6%	$2,610,878	12.2%	$1,975,228	9.4%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$810,258		$689,219		$2,610,878		$1,975,228
Net income attributable to noncontrolling interests in Accenture SCA and Accenture Canada Holdings Inc. (2)	53,177		63,203		190,495		185,747
Net income for diluted earnings per share calculation	$863,435		$752,422		$2,801,373		$2,160,975
EARNINGS PER SHARE:
-Basic	$1.25		$1.07		$4.04		$3.06
-Diluted (3)	$1.21		$1.03		$3.92		$2.96
WEIGHTED AVERAGE SHARES:
-Basic	650,625,931		645,761,617		646,617,365		645,507,900
-Diluted (3)	714,984,161		729,528,085		714,990,587		729,754,854
Cash dividends per share	$0.81		$0.675		$1.62		$1.35
_______________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture SCA Class I common shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis.

(3)
Diluted weighted average Accenture plc Class A ordinary shares and earnings per share amounts in fiscal 2012 have been restated to reflect additional restricted share units issued to holders of restricted share units in connection with the fiscal 2013 payment of cash dividends.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Three Months Ended May 31,
	2013	2012
OPERATING GROUPS
Communications, Media & Technology	$1,425,655	$1,505,403	(5)%	(3)%
Financial Services	1,574,479	1,502,473	5	8
Health & Public Service	1,191,070	1,088,353	9	11
Products	1,724,596	1,701,823	1	4
Resources	1,279,221	1,351,838	(5)	(3)
Other	3,119	4,800	n/m	n/m
TOTAL Net Revenues	7,198,140	7,154,690	1%	3%
Reimbursements	509,795	486,100	5
TOTAL REVENUES	$7,707,935	$7,640,790	1%
GEOGRAPHY
Americas	$3,444,412	$3,226,617	7%	8%
EMEA	2,778,408	2,906,584	(4)	(1)
Asia Pacific	975,320	1,021,489	(5)	—
TOTAL Net Revenues	$7,198,140	$7,154,690	1%	3%
TYPE OF WORK
Consulting	$3,866,682	$3,965,466	(2)%	—%
Outsourcing	3,331,458	3,189,224	4	7
TOTAL Net Revenues	$7,198,140	$7,154,690	1%	3%

				Percent Increase (Decrease) Local Currency
			Percent Increase (Decrease) U.S. dollars
	Nine Months Ended May 31,
	2013	2012
OPERATING GROUPS
Communications, Media & Technology	$4,295,930	$4,521,967	(5)%	(3)%
Financial Services	4,646,286	4,362,931	6	9
Health & Public Service	3,558,478	3,198,534	11	12
Products	5,103,858	4,955,972	3	5
Resources	3,852,560	3,971,914	(3)	(1)
Other	19,031	15,119	n/m	n/m
TOTAL Net Revenues	21,476,143	21,026,437	2%	4%
Reimbursements	1,393,148	1,463,289	(5)
TOTAL REVENUES	$22,869,291	$22,489,726	2%
GEOGRAPHY
Americas	$10,057,308	$9,329,475	8%	9%
EMEA	8,403,663	8,713,247	(4)	(1)
Asia Pacific	3,015,172	2,983,715	1	4
TOTAL Net Revenues	$21,476,143	$21,026,437	2%	4%
TYPE OF WORK
Consulting	$11,580,323	$11,824,076	(2)%	—%
Outsourcing	9,895,820	9,202,361	8	10
TOTAL Net Revenues	$21,476,143	$21,026,437	2%	4%
_________
n/m = not meaningful

ACCENTURE PLC
For the Three Months Ended May 31, 2013 and 2012
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Three Months Ended May 31,
	2013		2012
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$213,359	15%	$232,548	15%
Financial Services	275,730	18	216,451	14
Health & Public Service	167,524	14	115,666	11
Products	263,978	15	241,558	14
Resources	221,380	17	254,538	19
Total	$1,141,971	15.9%	$1,060,761	14.8%

	Three Months Ended May 31,
	2013				2012
		Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$213,359	$9,550	$203,809	14%	$232,548	15%	$(28,739)
Financial Services	275,730	10,638	265,092	17	216,451	14	48,641
Health & Public Service	167,524	8,756	158,768	13	115,666	11	43,102
Products	263,978	11,762	252,216	15	241,558	14	10,658
Resources	221,380	8,984	212,396	17	254,538	19	(42,142)
Total	$1,141,971	$49,690	$1,092,281	15.2%	$1,060,761	14.8%	$31,520

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Three Months Ended May 31,
	2013		2012
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$874,063	$1.21	$762,831	$1.03
Less impact of reorganization benefits (1)(2)	(49,690)	(0.07)	—	—
As adjusted (Non-GAAP)	$824,373	$1.14	$762,831	$1.03

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
For the Nine Months Ended May 31, 2013 and 2012
(In thousands of U.S. dollars)
(Unaudited)

OPERATING INCOME BY OPERATING GROUP

	Operating Income as Reported (GAAP)
	Nine Months Ended May 31,
	2013		2012
	Operating Income	Operating Margin	Operating Income	Operating Margin
Communications, Media & Technology	$622,151	14%	$664,481	15%
Financial Services	760,986	16	574,020	13
Health & Public Service	499,201	14	328,093	10
Products	763,904	15	644,590	13
Resources	708,935	18	720,014	18
Total	$3,355,177	15.6%	$2,931,198	13.9%

	Nine Months Ended May 31,
	2013				2012
		Operating Income and Operating Margin Excluding Reorganization Benefits (Non-GAAP)			Operating Income and Operating Margin as Reported (GAAP)

	Operating Income (GAAP)	Reorganization Benefits (1)	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$622,151	$52,854	$569,297	13%	$664,481	15%	$(95,184)
Financial Services	760,986	58,808	702,178	15	574,020	13	128,158
Health & Public Service	499,201	48,202	450,999	13	328,093	10	122,906
Products	763,904	64,686	699,218	14	644,590	13	54,628
Resources	708,935	49,395	659,540	17	720,014	18	(60,474)
Total	$3,355,177	$273,945	$3,081,232	14.3%	$2,931,198	13.9%	$150,034

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)

	Nine Months Ended May 31,
	2013		2012
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported (GAAP)	$2,827,192	$3.92	$2,188,778	$2.96
Less impact of reorganization benefits (1)(2)	(273,945)	(0.38)	—	—
Less benefit from final determinations of U.S. federal tax liabilities	(242,938)	(0.34)	—	—
As adjusted (Non-GAAP)	$2,310,309	$3.20	$2,188,778	$2.96

________

(1)	Represents reorganization benefits related to final determinations of certain reorganization liabilities established in connection with our transition to a corporate structure during 2001.

(2)	Reorganization benefits had the effect of increasing income before income taxes without any increase in income tax expense.

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2013	August 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,938,085	$6,640,526
Short-term investments	2,486	2,261
Receivables from clients, net	3,375,047	3,080,877
Unbilled services, net	1,475,238	1,399,834
Other current assets	1,288,063	1,464,433
Total current assets	12,078,919	12,587,931
NON-CURRENT ASSETS:
Unbilled services, net	17,262	12,151
Investments	55,577	28,180
Property and equipment, net	798,915	779,494
Other non-current assets	3,573,085	3,257,659
Total non-current assets	4,444,839	4,077,484
TOTAL ASSETS	$16,523,758	$16,665,415
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$—	$11
Accounts payable	922,658	903,847
Deferred revenues	2,253,450	2,275,052
Accrued payroll and related benefits	3,245,793	3,428,838
Other accrued liabilities	1,208,721	1,501,457
Total current liabilities	7,630,622	8,109,205
NON-CURRENT LIABILITIES:
Long-term debt	—	22
Other non-current liabilities	3,083,076	3,931,760
Total non-current liabilities	3,083,076	3,931,782
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	5,324,867	4,145,833
NONCONTROLLING INTERESTS	485,193	478,595
TOTAL SHAREHOLDERS’ EQUITY	5,810,060	4,624,428
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,523,758	$16,665,415

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$874,063	$762,831	$2,827,192	$2,188,778
Depreciation, amortization and asset impairments	142,131	135,001	439,321	414,636
Reorganization (benefits) costs, net	(49,224)	435	(272,526)	1,258
Share-based compensation expense	174,713	150,872	473,317	412,389
Change in assets and liabilities/other, net	360,526	166,451	(1,439,686)	(468,400)
Net cash provided by operating activities	1,502,209	1,215,590	2,027,618	2,548,661
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(90,576)	(90,462)	(267,364)	(256,716)
Purchases of businesses and investments, net of cash acquired	(71,182)	(10,808)	(369,145)	(173,684)
Other investing, net	10,529	5,702	12,880	7,630
Net cash used in investing activities	(151,229)	(95,568)	(623,629)	(422,770)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	181,249	168,786	458,094	397,665
Purchases of shares	(617,749)	(653,021)	(1,447,538)	(1,403,100)
Cash dividends paid	(561,603)	(475,961)	(1,121,738)	(950,857)
Other financing, net	(804)	10,224	69,189	40,421
Net cash used in financing activities	(998,907)	(949,972)	(2,041,993)	(1,915,871)
Effect of exchange rate changes on cash and cash equivalents	(50,074)	(110,137)	(64,437)	(282,439)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	301,999	59,913	(702,441)	(72,419)
CASH AND CASH EQUIVALENTS, beginning of period	5,636,086	5,568,746	6,640,526	5,701,078
CASH AND CASH EQUIVALENTS, end of period	$5,938,085	$5,628,659	$5,938,085	$5,628,659